Exhibit 16.1

                              Hobe and Lucas, CPAs
                        Certified Public Accountants, Inc
                               4807 Rockside Road
                                    Suite 510
                            Independence, Ohio 44131
                               Phone: 216.524.8900
                                Fax: 216.524.8777
                                  www.hobe.com


March 26, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100F Street, NE
Washington, D.C. 20549

Dear Sir/ Madam:

We have read the statements included under Item 4.01 in the form 8-K dated March 24th, 2010 of USA Uranium Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and to our audit of the Company's May 31, 2007 financial statements. We cannot confirm or deny that the appointment of Sadler, Gibb and Associates was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Hobe & Lucas
Certified Public Accountants Inc.
---------------------------------

Hobe and Lucas, CPAs
Independence, Ohio"